                                                                     Exhibit 4.4

                      BOTTOMLINE TECHNOLOGIES (de), INC.

                           STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT is dated as of the 9th day of June, 2000 by and among Bottomline Technologies (de), Inc., a Delaware corporation (the "Company"), and Nevada Bond Investment Corp. II, a Nevada corporation (the "Purchaser").

     WHEREAS, the Company desires to issue and sell to the Purchaser pursuant to this Agreement 307,882 shares (the "Shares") of the authorized but unissued shares of common stock, $0.001 par value per share, of the Company (the "Common Stock") and a warrant (the "Warrant") to purchase 307,882 shares (the "Warrant Shares") of the Common Stock of the Company (the Shares, Warrant and Warrant Shares are collectively referred to as the "Securities"); and

     WHEREAS, the Purchaser wishes to purchase the Shares and the Warrant on the terms and subject to the conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

     1.   Definitions. As used in this Agreement, the following terms shall have
          -----------
the following respective meanings:

          (a)  "Company SEC Reports" means all reports filed by the Company
                -------------------
under Section 13 of the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission.

          (b)  "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended, and all of the rules and regulations promulgated thereunder.

          (c)  "Investor Rights Agreement" shall mean that certain Investor
                -------------------------
Rights Agreement, dated as of the date hereof, among the Company and the Purchaser.

          (d)  "SEC" shall mean the Securities and Exchange Commission.
                ---

          (e)  "Securities Act" shall mean the Securities Act of 1933, as
                --------------
amended, and all of the rules and regulations promulgated thereunder.

     2.   Purchase and Sale of Shares and Warrant.
          ---------------------------------------

          2.1  Purchase and Sale. Subject to and upon the terms and conditions
               -----------------
set forth in this Agreement, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at Closing (as defined below), the Shares and the Warrant to purchase the Warrant Shares at an exercise price of $38.00 per Warrant Share. The aggregate purchase price for the Shares and the Warrant shall be $10,000,000. The number of Shares and the number of Warrant Shares shall each be equal to (i) 10,000,000 divided by (ii) the number equal to the average of the last reported sale price per share of the Company's Common Stock on the Nasdaq National Market ("NNM") for the twenty trading days preceding the Closing Date (as defined below).

          2.2  Closing. The closing of the transactions contemplated under this
               -------
Agreement (the "Closing") shall take place at the office of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 at 11:00 a.m. (Boston time) on June 9, 2000 or such other time or maybe mutually agreed upon by the Company and the Purchaser (the "Closing Date"). At the Closing, the Company will deliver to the Purchaser (i) a stock certificate representing the Shares and (ii) the Warrant, each registered in the name of the Purchaser (or in such nominee or custodial name as shall be specified by such purchaser), against payment of the purchase price therefor by wire transfer of immediately available funds to such account or accounts as the Company shall designate in writing.

     3.   Representations and Warranties of the Company. The Company hereby
          ---------------------------------------------
represents and warrants to the Purchaser as follows.

          3.1  Incorporation. The Company is a corporation duly organized,
               -------------
validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the Company. The Company has all requisite corporate power and authority to carry on its business as now conducted.

          3.2  Capitalization. The authorized capital stock of the Company
               --------------
consists of 50,000,000 shares of Common Stock and 4,000,000 shares of preferred stock, par value $0.001 per share, of the Company (the "Preferred Stock"). As of May 31, 2000, (i) 10,881,576 shares of Common Stock were issued and outstanding, all of which were validly issued, fully paid, nonassessable and free of all preemptive rights, (ii) no shares of Common Stock were held by the Company in its treasury and (iii) no shares of Preferred Stock were issued and outstanding.

          3.3  Authorization. All corporate action on the part of the Company,
               -------------
its officers, directors and stockholders necessary for the authorization, execution, delivery

                                       2
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and performance of this Agreement and the Investor Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered by the Company, each of this Agreement and the Investor Rights Agreement shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, and except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Company has all requisite corporate power to enter into this Agreement and the Investor Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Investor Rights Agreement.

     3.4  Valid Issuance of the Shares and Warrant Shares. The Shares being
          -----------------------------------------------
purchased by the Purchaser hereunder will, upon issuance pursuant to the terms hereof, and the Warrant Shares will, upon exercise of, and in accordance with the terms of, the Warrant, be duly authorized, validly issued, fully paid and nonassessable.

     3.5  Reports and Financial Statements. The Company has previously made
          --------------------------------
available to the Purchaser complete and accurate copies, as amended or supplemented, of the Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein as necessary to make the statements therein, in light of the circumstances in which they were made,
not misleading.   The audited financial statements and unaudited interim
financial statements of the Company included in the Company SEC Reports, as of their respective dates, (a) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (b) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case or quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (c) fairly represented the consolidated financial condition, results of operations and cash flows of the Company as of the respective dates and for the periods referred to therein or (d) are consistent with the books and records of the Company.

     3.6  Consents. All consents, approvals, orders and authorizations required
          --------
on the part of the Company in connection with the execution, delivery or performance of this Agreement and the Investor Rights Agreement and the consummation of the transactions contemplated herein and therein have been obtained and will be effective as of the Closing Date, other than such filings required to be made after the Closing under applicable federal and state securities laws and the registration statement contemplated by the Investor Rights Agreement.

     3.7  No Conflict. The execution and delivery of this Agreement and the
          -----------
Investor Rights Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a benefit under (a) any provision of the Certificate of Incorporation or Bylaws of the Company or (b) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its properties or assets other than, in the case of (b) above, any violation, default, right of termination, cancellation, acceleration or loss of benefits the occurrence of which would not reasonably be likely to have a material adverse effect on the assets, business, financial conditions or results of operations of the Company.

          3.8   Brokers or Finders. The Company has not incurred, and shall not
                ------------------
incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          3.9   Nasdaq National Market. The Common Stock is listed on the Nasdaq
                ----------------------
National Market, and there are no proceedings to revoke or suspend such listing.

          3.10  Absence of Litigation. As of the date hereof, there is no
                ---------------------
action, suit or proceeding or, to the Company's knowledge, any investigation, pending or, to the Company's knowledge, threatened by or before any governmental body against the Company and in which an unfavorable outcome, ruling or finding in any said matter, or for all matters taken as a whole, would reasonably be expected to have a material adverse effect on the Company. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or the Investor Rights Agreement or the right of the Company to execute, deliver and perform under same.

          3.11  Absence of Certain Changes or Events. As of the date hereof,
                ------------------------------------
there has been no material adverse change in the business, financial condition, or results of operations of the Company, other than changes occurring in the ordinary course of business (which changes have not, individually or in the aggregate, had a material adverse effect on the Company) since March 31, 2000, the date of the balance sheets included in the Company's Form 10-Q for the quarterly period ending March 31, 2000, it being acknowledged that the Company anticipates that it will recognize certain non-cash expenses for accounting purposes in connection with certain acquisition and capital transactions that have occurred since March 31, 2000.

     4.   Representations and Warranties of the Purchaser. The Purchaser hereby
          -----------------------------------------------
represents and warrants to the Company as follows:

          4.1   Authorization. All action on the part of the Purchaser and its
                -------------
officers, directors and shareholders necessary for the authorization, execution, delivery

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and performance of this Agreement and the Investor Rights Agreement and the consummation of the transactions contemplated herein and therein has been taken. Each of this Agreement and the Investor Rights Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Purchaser has all requisite power to enter into each of this Agreement and the Investor Rights Agreement and to carry out and perform its obligations under the terms of this Agreement and the Investor Rights Agreement.

          4.2  Purchase Entirely for Own Account, Etc. The Purchaser is
               --------------------------------------
acquiring the Securities for its own account, and not with a view to, or for sale in connection with, any distribution in violation of the Securities Act. Except as contemplated by this Agreement, the Purchaser has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Securities. The Purchaser has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Securities.

          4.3  Purchaser Status, Etc. The Purchaser certifies and represents to
               ---------------------
the Company that at the time the Purchaser acquires any of the Securities, the Purchaser will be an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser's financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and the risk of loss of its entire investment. The Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

          4.4  Securities Not Registered. The Purchaser understands that the
               -------------------------
Securities have not been registered under the Securities Act, by reason of their issuance by the Company in transactions exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

          4.5  No Conflict. The execution and delivery of this Agreement and the
               -----------
Investor Rights Agreement by the Purchaser and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default by the Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (a) any provision of the organizational documents of the

Purchaser or (b) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Purchaser or its respective properties or assets.

          4.6  Brokers. The Purchaser has not retained, utilized or been
               -------
represented by any broker or finder in connection with the transactions contemplated by this Agreement.

          4.7  Consents. All consents, approvals, orders and authorizations
               --------
required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing Date.

     5.   Conditions Precedent.
          --------------------

          5.1  Conditions to the Obligation of the Purchaser to Consummate the
               ---------------------------------------------------------------
Closing. The obligation of the Purchaser to consummate the Closing and to
-------
purchase and pay for the Shares and Warrant being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:

          (a) The representations and warranties contained herein of the Company shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Purchaser that, in the case of any representation and warranty of the Company contained herein (i) which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.1(a) or (ii) which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date in order to satisfy as to such representation and warranty the condition precedent set forth in the foregoing provisions of this Section 5.1(a)).

          (b) The Investor Rights Agreement shall have been executed and delivered by the Company.

          (c) The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

          (d) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

          (e) The purchase of and payment for the Shares and the Warrant by the Purchaser shall not be prohibited by any law or governmental order or regulation.

          (f) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received copies (executed or certified, as may be appropriate) of all documents which the Purchaser may have reasonably requested in connection with such transactions.

          5.2  Conditions to the Obligation of the Company to Consummate the
               -------------------------------------------------------------
Closing. The obligation of the Company to consummate the Closing and to issue
-------
and sell to the Purchaser the Shares and the Warrant to be purchased by it at the Closing is subject to the satisfaction of the following conditions precedent:

          (a) The representations and warranties contained herein of the Purchaser shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of the Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.2(a)).

          (b) The Investor Rights Agreement shall have been executed and delivered by the Purchaser.

          (c) The Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Purchaser on or prior to the Closing Date.

          (d) No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

          (e) The sale of the Shares and the Warrant by the Company shall not be prohibited by any law or governmental order or regulation.

          (f) All instruments and corporate proceedings in connection with the transactions contemplated by this Agreement to be consummated at the Closing shall be satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

     6.   Transfer, Legends.
          -----------------

          6.1  Securities Law Transfer Restrictions. The Purchaser shall not
               ------------------------------------
sell, assign, pledge, transfer or otherwise dispose of or encumber any of the Securities, except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by the Purchaser of an opinion of counsel reasonably satisfactory to the Company (it be acknowledged that Kirkpatrick & Lockhart LLP shall be deemed satisfactory) to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws; provided that no such opinion shall be required for any
                       --------
transfer of Shares that is exempt from such registration under Rule 144(k) under the Securities Act. Any transfer or purported transfer of the Shares or warrants in violation of this Section 6.1 shall be voidable by the Company. The Company shall not register any transfer of the Shares or Warrants in violation of this
Section 6.1. The Company may, and may instruct any transfer agent for the Company to, place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this
Section 6.1.

          6.2  Legends. Certificates representing the Shares and Warrant Shares
               -------
shall be endorsed with the legends set forth below, and the Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer any shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificates:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT."

The Company shall cause the legend to be removed upon the registration of the Shares and the Warrant Shares pursuant to the Investor Rights Agreement.

     7.   Miscellaneous Provisions.
          ------------------------

          7.1  Further Assurances. Both parties agree to cooperate fully with
               ------------------
the other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

          7.2  Rights Cumulative. Each and all of the various rights, powers and
               -----------------
remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

          7.3  Pronouns. All pronouns or any variation thereof shall be deemed
               --------
to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

          7.4  Notices.
               -------

          (a) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or fax or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

          (b)  All correspondence to the Company shall be addressed as follows:

               Bottomline Technologies (de), Inc.
               155 Fleet Street
               Portsmouth, NH 03801
               Attn: Robert A. Eberle
               Executive Vice President & CFO

               With a copy to:

               Hale and Dorr LLP
               60 State Street
               Boston, MA 02109
               Attn: John A. Burgess, Esq.

          (c) All correspondence to the Purchaser shall be addressed as follows:

               Nevada Bond Investment Corp. II
               c/o United Technologies Corporation
               United Technologies Building
               Hartford, CT 06101
               Attn:  Mr. Lawrence V. Mowell
               Vice President, NBIC

               With a copy to:

               Kirkpatrick & Lockhart LLP
               1500 Oliver Building
               Pittsburgh, PA 15222
               Attn:  Robert P. Zinn, Esq.


          (d) Either party may change the address to which correspondence to it is to be addressed by notification as provided for herein.

          7.5  Captions. The captions and paragraph headings of this Agreement
               --------
are solely for the convenience of reference and shall not affect its interpretation.

          7.6  Severability. Should any part or provision of this Agreement be
               ------------
held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

          7.7  Governing Law; Injunctive Relief.
               --------------------------------

          (a) This Agreement shall be governed by and construed in accordance with the internal and substantive laws of Delaware and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

          (b) Both parties hereto acknowledge and agree that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, both parties hereto shall be entitled to seek, in any state or federal court in Delaware, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's reasonable costs, including attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

          7.8  Waiver. No waiver of any term, provision or condition of this
               ------
Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

          7.9   Expenses. Each party will bear its own costs and expenses in
                --------
connection with this Agreement.

          7.10  Assignment. The rights and obligations of the parties hereto
                ----------
shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. Neither party may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.

          7.11  Survival. The respective representations and warranties given by
                --------
the parties hereto, and the other covenants and agreements contained herein, shall survive the Closing Date and the consummation of the transactions contemplated herein for a period of two years.

          7.12  Entire Agreement. This Agreement and the Investor Rights
                ----------------
Agreement constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchaser.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

                                        BOTTOMLINE TECHNOLOGIES (de), INC.

                                        By:  /s/ Robert Eberle
                                           ------------------------------
                                        Name:  Robert Eberle
                                        Title: Exec VP & CFO


                                        NEVADA BOND INVESTMENT CORP. II

                                        By:  /s/ L. V. Mowell
                                           ------------------------------
                                        Name:  L.V. Mowell
                                        Title: Vice President